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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       JUNE 26, 2000



                          JUPITER COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)



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
          DELAWARE                                    000-27537                                 11-3497726
(State or other jurisdiction                         (Commission                               (IRS Employer
      of incorporation)                             File Number)                            Identification No.)



627 BROADWAY, NEW YORK, NEW YORK                                                                   10012
(Address of principal executive offices)                                                         (Zip Code)
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Registrant's telephone number, including area code     (212) 780-6060



                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)
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Item 5.            OTHER EVENTS

                   On June 26, 2000, Media Metrix, Inc. ("Media Metrix"), MMX Acquisition Corp., a wholly-owned subsidiary of Media Metrix ("Merger Sub"), and Jupiter Communications, Inc. ("Jupiter") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which it has been agreed that Merger Sub will be merged with and into Jupiter (the "Merger"). As a result of the Merger, each share of common stock, par value $0.001 per share, of Jupiter issued and outstanding immediately prior to the consummation of the Merger will be converted into the right to receive 0.946 shares of common stock, par value $0.01 per share, of Media Metrix.

                   A copy of the press release announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                   In connection with the execution of the Merger Agreement, certain stockholders of both Media Metrix and Jupiter have entered into Voting Agreements (and have granted proxies) to vote in favor of the Merger and against certain other matters (the "Voting Agreements").

                   The Merger is intended to constitute a reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended, and to be accounted for as a purchase transaction. Consummation of the Merger is subject to various conditions, including, among other things, receipt of the necessary approvals of the stockholders of Jupiter and Media Metrix and certain regulatory approvals.

                   The foregoing description of the Merger Agreement and the Voting Agreements and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Voting Agreements, copies of which will be filed with the Securities and Exchange Commission the ("SEC") at a later date in an appropriate filing.

                   All stockholders should read the joint proxy statement/prospectus concerning the Merger that will be filed with the SEC and mailed to stockholders. The joint proxy statement/prospectus will contain important information that stockholders should consider before making any decision regarding the Merger. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about Media Metrix and Jupiter, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus will also be available, without charge, by contacting the Secretary of the appropriate company.

INFORMATION CONCERNING PARTICIPANTS

                   Jupiter and certain other persons named below may be deemed to be participants in the solicitation of proxies of Jupiter stockholders to adopt and approve the Merger Agreement and to approve the Merger. The participants in this solicitation may include the directors of Jupiter (Kurt Abrahamson, Kurt Andersen, Jeffrey Ballowe, Eugene DeRose and Robert Kavner) and the executive officers of Jupiter (Eugene DeRose, Chairman and Chief Executive Officer, Kurt Abrahamson, President and Chief Operating Officer, Jean Robinson, Chief Financial Officer, Peter Storck, Senior Vice President, Research, Ken Male, Vice President, Global Sales, and Joy Cerequas, Vice President, Conferences). The aforementioned directors and officers of Jupiter, as a group, may be deemed to beneficially own approximately 25% of Jupiter's outstanding common stock.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.    The following documents are filed as exhibits to
                               this report:

                  99.1         Press Release dated June 27, 2000.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Jupiter Communications, Inc.

                                       /s/ Jean Robinson
Date:  June 27, 2000                   ----------------------------------------
                                       Jean Robinson
                                       Chief Financial Officer

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                                  Exhibit Index


                 Exhibit


                   99.1       Press Release dated June 27, 2000.

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